United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 30, 2024

Date of Report (Date of earliest event reported)

EMBRACE CHANGE ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41397	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5186 Carroll Canyon Rd San Diego, CA 92121	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 688-4965

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Ordinary Share of par value $0.0001, one Warrant and one Right	EMCGU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share, included as part of the Units	EMCG	The Nasdaq Stock Market LLC
Warrants included as part of the Units	EMCGW	The Nasdaq Stock Market LLC
Rights included as part of the Units	EMCGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 30, 2024, Embrace Change Acquisition Corp. (the “Company”) received a delinquency notification letter (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”) due to the Company’s non-compliance with Nasdaq Listing Rule 5250(c)(1) as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024. Pursuant to the delinquency letter it previously received related to the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Initial Delinquent Filing”), the Notice states that the Company has until July 1, 2024, to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rules. If Nasdaq accepts the Company’s plan, then Nasdaq may grant the Company up to October 14, 2024, or 180 calendar days from the due date of the Initial Delinquent Filing, to regain compliance. If the Company fails to timely regain compliance with Nasdaq Listing Rule 5250(c)(1), the Company’s common stock will be subject to delisting from Nasdaq.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2024

EMBRACE CHANGE ACQUISITION CORP.

By:	/s/ Jingyu Wang
Name:	Jingyu Wang
Title:	Chief Executive Officer

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